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                                  Exhibit A(1)

    Certified resolutions of the board of directors of Canada Life Insurance
      Company of America establishing Canada Life of America Variable Life
                                   Account 1



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                          UNANIMOUS CONSENT RESOLUTION

                                       OF

                    CANADA LIFE INSURANCE COMPANY OF AMERICA

                      Resolution Unanimously Consented to
                      By all Directors of the Corporation

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       The undersigned, being all of the Directors of the Corporation, do hereby waive the requirements of the time, place and purpose of a Meeting of the Board of Directors of the Corporation, and in lieu of such meeting do hereby unanimously consent to the adoption of, and adopt the following resolution:

                    CANADA LIFE INSURANCE COMPANY OF AMERICA
                            VARIABLE LIFE ACCOUNT 1

             WHEREAS, the Board of Directors of the Corporation had given its approval for the establishment of a separate account designated "Canada Life of America Variable Life Account 1" in the Unanimous Written Inaugural Resolutions dated July 22, 1988;

             WHEREAS, the Board of Directors of the Corporation desires to adopt the establishment of the Canada Life of America Variable Life Account 1;

             BE IT, THEREFORE, RESOLVED, that this resolution confirms the adoption of the original resolution as shown in the copy attached hereto.

             AND FURTHER RESOLVED, that Kenneth T. Ledwos, Actuary, and Charles
       H. MacPhaul, Assistant Secretary, are duly appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto.

IN WITNESS WHEREOF, the undersigned, being all of the Directors of the Corporation have executed this Consent pursuant to Section 3, Article VII of the By-Laws of the Corporation this _______day of____________, 1999.



           /s/                                                /s/
-----------------------------                   -----------------------------
R.E. Beettam                                    H.A. Rachfalowski


           /s/                                                /s/
-----------------------------                   -----------------------------
K.T. Ledwos                                     T.C. Scott


           /s/                                                /s/
-----------------------------                   -----------------------------
D.A. Loney                                      S.H. Zimmerman



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                    CANADA LIFE INSURANCE COMPANY OF AMERICA

                              RESOLUTION APPROVING
                            VARIABLE LIFE ACCOUNT 1
              AS TAKEN FROM THE INAUGURAL RESOLUTIONS UNANIMOUSLY
                CONSENTED TO BY THE DIRECTORS OF THE CORPORATION
                                ON JULY 22, 1988

                  BE IT RESOLVED, that the Board of Directors of Canada Life
            Insurance Company of America ("Company"), pursuant to the provisions of Section 925 of the Michigan Insurance Code, MCLA 500.925, hereby establishes a separate account designated "Canada Life of America Variable Life Account 1" (hereinafter "Variable Life Account 1") for the following use and purposes, and subject to such conditions as hereinafter set forth;

                  FURTHER RESOLVED, that Variable Life Account 1, is
            established for the purpose of providing for the issuance by the Company of variable life contracts ("Contracts") and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts. The form of such Contracts shall be kept on file in the Secretary's Office;

                  FURTHER RESOLVED, that the income, gains, and losses, whether or not realized, from assets allocated to Variable Life Account 1 shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company;

                  FURTHER RESOLVED, that the portion of assets of Variable Life
            Account 1 equal to the reserves and other contract liabilities with respect to Variable Life Account 1 shall not be chargeable with liabilities arising out of any other business the Company may conduct;

                  FURTHER RESOLVED, that Variable Life Account 1 shall be
            divided into Investment Subaccounts, each of which shall invest in the shares or units of a designated Investment Company Portfolio, and net premiums under the Contracts shall be allocated to the eligible portfolios set forth in the Contracts in accordance with instructions from owners of the Contracts;

                  FURTHER RESOLVED, that the Board of Directors expressly
            reserves the right to add, combine, or remove any Investment Subaccount of Variable Life Account 1 as it may hereafter deem necessary or appropriate;

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to invest such amount or amounts of the Company's cash in Variable Life Account 1 or in any Investment Subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement of Variable Life Account 1's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940;

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to transfer cash from time to time between the Company's general account and Variable Life Account 1 as deemed necessary or appropriate and consistent with the terms of the Contracts;

                  FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of Variable Life Account 1 hereafter to such other designation as it may deem necessary or appropriate;

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, with such assistance from the


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            Company's independent certified public accountants, chartered accountants, legal counsel and independent consultants or others as they may require, are hereby authorized and directed to take all action necessary to: (a) register Variable Life Account 1 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem, appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Life Account 1 in order to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, and other applicable federal laws, including the filing of any amendments to registration statements, any supplements, any undertakings, and any applications for exemptions, and any amendments thereto, from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate.

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized and empowered to prepare, execute, and cause to be filed with the Securities and Exchange Commission on behalf of Variable Life Account 1 and by the Company as sponsor and depositor a Notification of Registration under the Investment Company Act of 1940, on Form N-8A and a Registration Statement on Form S-6 under the Securities Act of 1933 and on Form N-8B-2 under the Investment Company Act of 1940, and any other forms as may be designated from time to time for such purposes, and any and all amendments to the foregoing on behalf of Variable Life Account 1 and the Company and on behalf of and as attorneys-in-fact for the principal executive officer, the principal financial officer, the principal accounting officer, and/or any other officer of the Company;

                  FURTHER RESOLVED, that Alex J. Sywak, Director of Corporate
            Development, and Roy Linden, Secretary, are duly appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized on behalf of Variable Life Account 1 and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings, and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America and other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Variable Life Account 1 and the Company;

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized in the names and on behalf of Variable Life Account 1 and the company to execute and file irrevocable written consents on the part of Variable Life Account 1 and of the company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Life Account 1 and of the Company for the purpose of receiving and accepting process;


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                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of the Canada Life Assurance Company, are hereby authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by Variable Life Account 1 insofar as such rights are required by any applicable law;

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with any qualified entity under which such entity will be appointed principal underwriter and distributor of the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Variable Life Account 1 and the design, issuance, and administration of the Contracts;

                  FURTHER RESOLVED, that because it is expected that Variable
            Life Account 1 will invest solely in the securities issued by one or more investment companies registered under the Investment Company Act of 1940, any two of the Officers and those Directors of the Company who are also Officers of the Canada Life Assurance Company, are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made;

                  FURTHER RESOLVED, that the signature of any Director or
            Officer of the Company required by law to affix his or her signature to a registration statement under the Investment Company Act of 1940 or Securities Act of 1933, or any amendment thereof, may be affixed by said Director or Officer personally or by an attorney-in-fact duly constituted in writing by said Director or Officer to sign his or her name thereto; and

                  FURTHER RESOLVED, that any two of the Officers and those
            Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to execute and deliver such agreements and other documents and do such acts and things as may be deemed necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

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